SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):

February 19, 2020

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RAPID THERAPEUTIC SCIENCE LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-55018 (Commission File Number)	46-2111820 (I.R.S. Employer Identification No.)

5580 Peterson Lane, Suite 200 Dallas, TX (Address of principal executive offices)	75240 (Zip code)

Registrant’s telephone number, including area code:  (214) 236-1363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

Item 8.01.	Other Events.

As of February 19, 2020, Rapid Therapeutic Science Laboratories, Inc. (the "Company"), formerly, Holly Brothers Pictures, Inc., was required to file a Quarterly Report on Form 10-Q report covering the fiscal quarter ended December 31, 2019, with the Securities and Exchange Commission (“SEC”). The Company was unable to file such Form 10-Q report within the prescribed time period because the Company is currently finalizing the accounting treatment for a sublicense agreement executed with a third party, as disclosed in the Company’s Form 8-K report filed on November 22, 2019.

The Company is presently endeavoring to finalize the accounting treatment for the subject sublicense agreement working in direct consultation with its independent public registered accounting firm. The Company undertakes to complete its analysis of the accounting treatment for the sublicense agreement, subject to the concurrence of its independent public registered accounting firm, and file the delinquent Form 10-Q report as soon as practicable.

The Company’s current fiscal year will end on March 31, 2020. The Company does not anticipate that the delay in filing this Form 10-Q report will impact the timely reporting of its fourth quarter results in its Annual Report on Form 10-K for the year ending March 31, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAPID THERAPEUTIC SCIENCE LABORATORIES, INC.

/s/ Donal R. Schmidt, Jr.

Donal R. Schmidt, Jr.

Chief Executive Officer

February 20, 2020